Exhibit 99.1

AGNT, Inc. Reports Q2 2026 Results

BELLINGHAM, Wash. — August 4, 2026 — AGNT, Inc. (Nasdaq: AGNT), formerly eXp World Holdings, Inc., (the “Company,” “AGNT” or “we”), the holding company for eXp Realty®, NextHome, Inc., FrameVR.io and SUCCESS® Enterprises, today announced financial results for the second quarter 2026 ended June 30, 2026.

“Our second quarter results are a testament to what happens when you build a platform that genuinely serves agents,” said Leo Pareja, CEO of eXp Realty, LLC. "Record revenue and record transactions don't happen by accident — they are the direct result of agents choosing to grow their businesses with us, stay on the platform, and produce more. Retention continues to be highest among our top quartile of producers, and transactions per agent continue to climb, reinforcing our belief that platform utility, not just network size, is what drives durable growth. eXp Realty remains the engine of this platform, and we are just getting started.”

“The name change to AGNT, Inc. this quarter says plainly what this company now is," said Glenn Sanford, Founder, Chairman and CEO of AGNT, Inc. "One platform, multiple brokerage models, all of it built to serve agents. eXp Realty is the most agent-centric brokerage on the planet, and NextHome extends that reach to agents and broker/owners who want something different. A broader platform with more opportunities is a more resilient one."

"I am proud to report a record revenue quarter for AGNT, reflecting the scale and operational discipline we have built across the platform," said Jesse Hill, Chief Financial Officer of AGNT, Inc. "Our results this quarter also demonstrate meaningful progress on the efficiency initiatives we outlined in 2025, with continued productivity gains and operational improvements. We also completed the NextHome acquisition with cash on hand, expanding our offering to agents and increasing our long-term growth opportunity while maintaining a debt-free balance sheet. We are on track with the integration of NextHome and its contribution, while still early, is consistent with our expectations. We are narrowing our full-year Adjusted EBITDA guidance range and remain focused on continuing to drive revenue growth while delivering sustainable, long-term profitability."

Second Quarter 2026 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Revenue increased 11% to $1.4 billion from $1.3 billion.
●	Net loss was $(2.7) million and net loss per diluted share was $(0.02) per share, compared to net loss of $(2.3) million and net loss per diluted share of $(0.01).
●	Operating expenses of $97.2 million, a 2% increase from $95.0 million.
●	Adjusted EBITDA[1] (a non-U.S. GAAP financial measure) of $25.7 million, a 129% increase from $11.2 million.
●	As of June 30, 2026, cash and cash equivalents totaled $111.2 million, compared to $94.6 million as of June 30, 2025.
●	Net cash provided by operating activities was $38.8 million, compared to $36.1 million.
●	Adjusted operating cash flow[2] (a non-U.S. GAAP financial measure) was $15.7 million, compared to $13.4 million.

●	Distributed $8.2 million of cash dividends to shareholders.
●	The Company paid a cash dividend for the second quarter of 2026 of $0.05 per share of common stock on June 5, 2026. On July 28, 2026, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the third quarter of 2026, expected to be paid on August 28, 2026 to stockholders of record on August 14, 2026.

Second Quarter 2026 Operational Highlights as Compared to the Same Year-Ago Period:

●	AGNT ended the second quarter of 2026 with a global agent Net Promoter Score (“aNPS”) of 69, compared to 77 in the prior-year period. aNPS is a measure of agent satisfaction and an important key performance indicator given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the AGNT platform were 87,338 as of June 30, 2026, a 6% increase.
●	Second quarter 2026 real estate sales transactions increased 12% year-over-year to 132,497.
●	Second quarter 2026 real estate sales volume increased 15% year-over-year to $60.5 billion.

Third Quarter 2026 Outlook:

●	Revenue between $1.35 billion and $1.45 billion.
●	Operating expenses between $85 million and $90 million.
●	Adjusted EBITDA[1] between $17 million and $22 million.

Full-Year 2026 Outlook:

●	Revenue between $4.85 billion and $5.15 billion.
●	Operating expenses between $355 million and $365 million.
●	Adjusted EBITDA[1] between $50 million and $60 million.

Adjusted EBITDA is a non-U.S. GAAP financial measure and has not been reconciled to the most comparable U.S. GAAP measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable U.S. GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted in our filings with the Securities and Exchange Commission (“SEC”).

For a reconciliation of non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures on a historical basis, see “Consolidated U.S. GAAP Net Income (Loss) to Consolidated Adjusted EBITDA Reconciliation" and "Adjusted Operating Cash Flow" included in this press release.

Second Quarter 2026 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with AGNT, Inc. Founder, Chairman and Chief Executive Officer Glenn Sanford, eXp Realty Chief Executive Officer Leo Pareja, and AGNT, Inc. Chief Financial Officer Jesse Hill on Tuesday, August 4, 2026 at 2:00 p.m. PT / 5:00 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about AGNT, Inc. and its companies. Submit questions in advance to investors@agnt.inc.

Date: Tuesday, August 4, 2026

Time: 2:00 p.m. PT / 5:00 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: AGNT.inc/events

About AGNT, Inc.

Built by Agents. Built for Agents. AGNT, Inc. (Nasdaq: AGNT) is the global parent company of eXp Realty®, the most agent-centric™ real estate brokerage on the planet, NextHome, Inc., an award-winning national real estate franchise, FrameVR.io, a virtual collaboration platform, and SUCCESS® Enterprises, a leading personal development and media brand for entrepreneurs. Together, the AGNT platform provides a world-class multi-model operating system empowering independent agents, franchise owners, and team leaders across the Americas, Europe, the Middle East, Asia Pacific, and South Africa. As a publicly traded company, AGNT prioritizes transparency, innovation, and long-term value for agents, franchise owners, staff, and shareholders.

AGNT, Inc. uses its website, www.agntinc.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the SEC, our website (www.agntinc.com), press releases, public conference calls, public webcasts, and the following channels:

AGNT LinkedIn (linkedin.com/company/agntinc)
AGNT Facebook (https://www.facebook.com/eXpWorldHoldings)
AGNT Instagram (https://www.instagram.com/agnt.inc/)
eXp Realty LinkedIn (https://www.linkedin.com/company/exp-realty/)
eXp Realty Facebook (https://www.facebook.com/eXpRealty)
eXp Realty Instagram (https://www.instagram.com/eXpRealty)
eXp International LinkedIn (https://www.linkedin.com/company/exp-realty-international/)
eXp International Facebook (https://www.facebook.com/expintl/)
eXp International Instagram (https://www.instagram.com/exp.intl/)

Accordingly, investors should monitor each of these disclosure channels.

Use of Non-U.S. GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA and adjusted operating cash flow which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-U.S. GAAP financial measures provide useful information to investors about financial performance, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. These measures may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps the reader identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of agent growth incentive stock-based compensation and stock compensation expense related to business acquisitions and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines adjusted EBITDA to mean net income (loss), excluding other income (expense), net income tax benefit (expense), depreciation, amortization, impairment charges (as applicable), litigation contingency, legal costs non-recurring, stock-based compensation expense, stock option expense and other items that are not core to the operating activities of the Company.

●	Adjusted operating cash flow helps the reader understand the Company’s cash flow. The Company defines adjusted operating cash flow to mean net cash provided by operating activities, excluding the change in customer deposits.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, estimates, projections and assumptions about future events and financial performance and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements in this press release may include, but are not limited to, statements regarding: the Company’s financial outlook for the third fiscal quarter of 2026 and full year 2026, including revenue, operating expenses and Adjusted EBITDA; expectations regarding operating leverage, profitability, and cash generation; anticipated benefits from prior operational discipline initiatives; capital allocation priorities; potential growth and enhancement opportunities; international expansion; development, deployment and integration of artificial intelligence and other technology initiatives; agent productivity, attraction and retention; dividend payments; expectations regarding the integration of NextHome; and long-term shareholder value creation.

The Company’s 2026 guidance and other forward-looking statements are based on assumptions and expectations as of the date of this release, including assumptions regarding housing market conditions, transaction volumes, agent count and productivity, competitive dynamics, the successful integration and operation of the NextHome franchise model and the realization of anticipated strategic benefits; macroeconomic trends, capital market conditions, regulatory environment, expense management, stock-based compensation, foreign currency impacts, and the absence of significant unforeseen events. These assumptions may prove to be incorrect.

Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include, but are not limited to: adverse changes in residential real estate market conditions, interest rates, consumer confidence, or broader macroeconomic factors; fluctuations in agent attraction, retention, and productivity; the Company’s ability to achieve anticipated operating efficiencies and cost management objectives; variability in stock-based compensation expense and other non-cash charges; risks related to expansion into new markets, models or international jurisdictions; the successful development, integration and adoption of AI-enabled tools and other technology initiatives; competitive pressures, including changes in commission structures or brokerage models; regulatory, tax, or legal developments, including litigation outcomes; cybersecurity incidents or technology disruptions; capital allocation decisions, including dividends or share repurchases; and the timing, structure, or completion of potential growth and enhancement opportunities, if any, and the Company’s ability to realize anticipated benefits therefrom.

Forward-looking statements are not guarantees of future performance. The Company’s guidance represents management’s estimates as of the date of this release and should not be relied upon as necessarily indicative of future results. Actual results may vary materially and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information regarding risks and uncertainties that could affect the Company’s results is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additionally, there may be other risks described from time to time in the reports that the Company files with the SEC.

Media Relations Contact:

AGNT, Inc.

mediarelations@agnt.inc

Investor Relations Contact:

Denise Garcia

investors@agnt.inc

1 A reconciliation of adjusted EBITDA, a non-U.S. GAAP measure, to net income (loss) and a discussion of why management believes adjusted EBITDA is useful to investors is included below.

2 A reconciliation of adjusted operating cash flow, a non-U.S. GAAP measure, to net cash provided by operating activities and a discussion of why management believes adjusted operating cash flow is useful to investors is included below.

AGNT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$ 1,449,548	$ 1,308,877	$ 2,455,089	$ 2,263,783
Commissions and other agent-related costs	1,350,751	1,216,223	2,280,945	2,094,994
Gross profit	98,797	92,654	174,144	168,789
Operating expenses
General and administrative expenses	71,575	74,076	135,788	140,947
Technology and development expenses	18,425	18,093	36,020	34,898
Sales and marketing expenses	2,821	2,861	5,148	5,696
Litigation contingency	4,335	-	4,335	-
Total operating expenses	97,156	95,030	181,291	181,541
Operating income (loss)	1,641	(2,376)	(7,147)	(12,752)
Other (income) expense
Other (income) expense, net	(657)	(760)	(925)	(1,703)
Equity in (income) losses of unconsolidated affiliates	(8)	207	122	127
Other (income) expense, net	(665)	(553)	(803)	(1,576)
Income (loss) before income tax expense	2,306	(1,823)	(6,344)	(11,176)
Income tax (benefit) expense	4,999	468	1,447	2,139
Net income (loss)	(2,693)	(2,291)	(7,791)	(13,315)
Earnings (loss) per share
Basic, net income (loss)	($ 0.02)	($ 0.01)	($ 0.05)	($ 0.09)
Diluted, net income (loss)	($ 0.02)	($ 0.01)	($ 0.05)	($ 0.09)
Weighted average shares outstanding
Basic	166,161,519	156,091,692	164,100,808	155,418,668
Diluted	166,161,519	156,091,692	164,100,808	155,418,668
Comprehensive income (loss):
Net income (loss)	($ 2,693)	($ 2,291)	($ 7,791)	($ 13,315)
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(1,211)	2,739	(3,085)	3,052
Comprehensive income (loss)	($ 3,904)	$ 448	($ 10,876)	($ 10,263)

AGNT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	(Unaudited)
	June 30, 2026	December 31, 2025

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 111,162	$ 124,245
Restricted cash	99,895	57,218
Accounts receivable, net of allowance for credit losses of $2,687 and $2,690, respectively	167,623	108,838
Prepaids and other assets	12,715	14,567
TOTAL CURRENT ASSETS	391,395	304,868
Property and equipment, net	14,412	14,314
Other noncurrent assets	23,155	23,495
Intangible assets, net	4,924	4,421
Deferred tax assets, net	78,367	77,510
Goodwill	26,917	17,872
TOTAL ASSETS	$ 539,170	$ 442,480

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 11,227	$ 14,613
Customer deposits	91,293	57,204
Accrued expenses	148,122	108,208
Litigation contingency	3,335	17,000
Other current liabilities	4,341	2,676
TOTAL CURRENT LIABILITIES	258,318	199,701
TOTAL LIABILITIES	258,318	199,701
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 213,853,720 issued and 167,117,937 outstanding at June 30, 2026 and 207,785,762 issued and 161,049,979 outstanding at December 31, 2025	2	2
Additional paid-in capital	1,170,520	1,105,434
Treasury stock, at cost: 46,735,783 shares held at June 30, 2026 and December 31, 2025	(742,879)	(742,879)
Accumulated earnings (deficit)	(145,550)	(121,622)
Accumulated other comprehensive income (loss)	(1,241)	1,844
TOTAL EQUITY	280,852	242,779
TOTAL LIABILITIES AND EQUITY	$ 539,170	$ 442,480

AGNT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	($ 7,791)	($ 13,315)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	3,322	3,532
Amortization expense - intangible assets	1,245	1,301
Loss on disposition of assets	4	—
Credit (benefit) losses on receivables/bad debt on receivables	(3)	682
Equity in loss of unconsolidated affiliates	192	127
Agent growth incentive stock-based compensation expense	20,219	17,734
Other stock-based compensation	3,232	3,454
Agent equity stock-based compensation expense	42,711	47,559
Deferred income taxes, net	(1,093)	(1,783)
Changes in operating assets and liabilities:
Accounts receivable	(58,348)	(58,033)
Prepaids and other assets	3,406	(2,138)
Customer deposits	34,089	34,344
Accounts payable	(3,467)	808
Accrued expenses	37,956	58,694
Litigation contingency	(18,000)	(17,000)
Other operating activities	1,665	(40)
NET CASH PROVIDED BY OPERATING ACTIVITIES	59,339	75,926
INVESTING ACTIVITIES
Purchases of property and equipment	(4,921)	(5,351)
Acquisitions, net of cash acquired	(7,991)	-
Proceeds from sale of assets	1,497	-
Investments in unconsolidated affiliates	(16)	(11,673)
Capitalized software development costs in intangible assets	366	(183)
NET CASH USED IN INVESTING ACTIVITIES	(11,065)	(17,207)
FINANCING ACTIVITIES
Repurchase of common stock	-	(29,869)
Proceeds from exercise of options	26	376
Dividends declared and paid	(16,137)	(15,273)
NET CASH USED IN FINANCING ACTIVITIES	(16,111)	(44,766)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(2,569)	2,393
Net change in cash, cash equivalents and restricted cash	29,594	16,346
Cash, cash equivalents and restricted cash, beginning balance	181,463	168,588
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 211,057	$ 184,934
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	2,430	2,014
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Property and equipment purchases in accounts payable	40	161

AGNT, INC.

CONSOLIDATED U.S. GAAP NET INCOME (LOSS) TO CONSOLIDATED ADJUSTED EBITDA RECONCILIATION
(In thousands)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	($ 2,693)	($ 2,291)	($ 7,791)	($ 13,315)
Total other (income) expense, net	(665)	(553)	(803)	(1,576)
Income tax (benefit) expense	4,999	468	1,447	2,139
Depreciation and amortization	2,245	2,272	4,567	4,833
Legal costs non-recurring	4,485	—	4,485	—
Litigation contingency	4,335	—	4,335	—
Stock-based compensation expense(1)	12,102	9,703	21,175	17,821
Stock option expense	892	1,602	2,338	3,454
Consolidated adjusted EBITDA	$25,700	$11,201	$29,753	$13,356

(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

ADJUSTED OPERATING CASH FLOW
(In thousands)
(UNAUDITED)

	Three Months Ended June 30,
	2026	2025
Net Cash Provided by Operating Activities	$ 38,768	$ 36,088
Less: Customer Deposits	23,069	22,659
Adjusted Operating Cash Flow	$ 15,699	$ 13,429